BRADLEY PHARMACEUTICALS, INC.
                       CONDENSED CONSOLIDATED
                      STATEMENTS OF OPERATIONS
                            (UNAUDITED)



                                                    Three Months Ended
                                                         March 31,
                                               ---------------------------
                                                  1999              1998
                                               -----------       ---------

 Net Sales                                    $  5,128,470     $ 4,241,281
 Cost of Sales                                   1,309,227       1,314,797
                                               -----------       ---------
                                                 3,819,243       2,926,484
                                               -----------       ---------

 Selling, general and
  administrative expenses                        2,538,184       1,970,327
 Depreciiation and amortization                    323,006         273,434
 Interest expense - net                             74,728          42,167
                                               -----------       ---------
                                                 2,935,918       2,285,928
                                               -----------       ---------

 Income before income taxes                        883,325         640,556

 Income taxes                                      327,000         237,000
                                               -----------       ---------

 Net income                                   $    556,325      $  403,556
                                               ===========       =========

 Net income
  per common share
      Basic                                   $       0.07      $     0.05
                                               ===========       =========
      Diluted                                 $       0.07      $     0.04
                                               ===========       =========



 Weighted average number
  of common shares
      Basic                                      8,120,000       8,466,000
                                               ===========       =========
      Diluted                                    8,192,000       9,316,000
                                               ===========       =========


         	See Notes to Condensed Consolidated Financial Statements






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